Exhibit 4.4

Execution Version

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 6, 2011 by and among:

(1) YY Inc., a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

(2) Duowan Entertainment Corp., a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands (the “Duowan BVI”);

(3) NeoTasks Inc., an exempted limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (the “Cayman Subsidiary”);

(4) NeoTasks Limited, a limited liability company duly incorporated and validly existing under the laws of Hong Kong (the “Hong Kong Subsidiary”);

(5) Duowan Entertainment Information Technology (Beijing) Co., Ltd. , a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of the PRC (the “Beijing WFOE”);

(6) Zhuhai Duowan Technology Limited , a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of the PRC (“Zhuhai WFOE”, together with the Beijing WFOE, the “WFOEs” and individually, a “WFOE”);

(7) Zhuhai Duowan Information and Technology Co., Limited , a limited liability company duly incorporated and validly existing under the laws of the PRC (“Zhuhai Duowan”);

(8) Guangzhou Huaduo Network Technology Co., Limited , a limited liability company duly incorporated and validly existing under the laws of the PRC (“Guangzhou Huaduo”);

(9) Beijing Tuda Technology Co., Limited , a limited liability company duly incorporated and validly existing under the laws of the PRC (“Beijing Tuda”, together with Zhuhai Duowan and Guangzhou Huaduo, the “Domestic Companies” and individually, a “Domestic Company”);

(10) the Persons listed on Exhibit A hereto (each a “Key Holder” and collectively, the “Key Holders”);

(11) the Persons listed on Exhibit B hereto (each a “Series A Investor” and collectively, the “Series A Investors”);

(12) the Persons listed on Exhibit C hereto (each a “Series B Investor” and collectively, the “Series B Investors”);

(13) the Persons listed on Exhibit D hereto (each a “Series C Investor” and collectively, the “Series C Investors”); and

(14) Tiger Global Six YY Holdings, a limited liability company duly incorporated and validly existing under the laws of Mauritius (“Tiger”, together with the Series A Investors, the Series B Investors and the Series C Investors, the “Investors” and individually, an “Investor”).

Execution Version

RECITALS

WHEREAS:

(A) the Key Holders, the Series A Investors, the Series B Investors, the Series C Investors, MTIL and Tiger were the legal and beneficial holders of all of the issued share capital of Duowan BVI immediately prior to the share exchange pursuant to a certain Share Exchange Agreement, dated September 6, 2011, among the Company and other parties thereto (the “Share Exchange Agreement”);

(B) the Key Holders, the Series A Investors, the Series B Investors, the Series C Investors, MTIL and Tiger were parties to that certain Third Amended and Restated Investors’ Rights Agreement dated January 21, 2011, among Duowan BVI and the parties thereto (the “BVI Investors’ Rights Agreement”);

(C) the Series A Investors entered into a series A convertible preferred shares purchase agreement dated June 2, 2008 with Duowan BVI, the Key Holders and certain other parties thereto (the “Series A Preferred Share Purchase Agreement”) with respect to the issuance and sale by Duowan BVI of 277,757 no par value convertible redeemable series A preferred shares at a consideration of US$2,000,000.00 to the Series A Investors;

(D) the Series B Investors entered into a series B preference share purchase agreement dated August 8, 2008 with Duowan BVI, the Key Holders and certain other parties thereto (the “Series B Preferred Share Purchase Agreement”) with respect to the issuance and sale by Duowan BVI of 208,314 no par value convertible redeemable series B preferred shares at a consideration of US$5,000,015.30 to the Series B Investors;

(E) the Series C Investors entered into a series C preferred share purchase agreement dated November 20, 2009 with Duowan BVI, the Key Holders and certain other parties thereto (the “Series C Preferred Share Purchase Agreement”) with respect to the issuance and sale by Duowan BVI of 33,163 no par value convertible redeemable series C-1 preferred shares at a consideration of US$1,299,989.60 and of 214,285 no par value convertible redeemable series C-2 preferred shares at a consideration of US$10,499,965.00 to the Series C Investors;

(F) Duowan BVI sub-divided all of its then authorised and issued Shares by means of a 490-for-1 share split which was approved by the shareholders’ resolutions on July 9, 2010;

(G) Tiger entered into a common share purchase agreement and warrant purchase agreement dated January 21, 2011 with Duowan BVI, the Key Holders and certain other parties thereto (the “Common Share Purchase Agreement”) with respect to the issuance and sale by Duowan BVI of 51,140,432 no par value common shares in Duowan BVI at an aggregate consideration of US$50,000,000 and a warrant (the “Warrant”) to purchase 25,570,216 no par value common shares in Duowan BVI at a consideration of US$25,000,000 to Tiger. On July 29, 2011, Tiger exercised the Warrant and 25,570,216 no par value common shares in Duowan BVI were issued to Tiger accordingly; and

(H) in connection with the share exchange (the “Share Exchange”) pursuant to the Share Exchange Agreement, the parties hereto now wish to enter into this Agreement and a Right of First Refusal and Co-Sale Agreement among the parties hereto, dated on or about the date of this Agreement, for the purposes of regulating the rights and obligations among them as well as the business and management of the Group Companies.

Execution Version

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the parties hereby agree as follows:

1.	DEFINITIONS.

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this Agreement, “control” means, when used with respect to any Person, power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning ascribed to it in the Preamble to this Agreement.

“Beijing Tuda” has the meaning ascribed to it in the Preamble to this Agreement.

“Beijing WFOE” has the meaning ascribed to it in the Preamble to this Agreement.

“Board” means the board of Directors of the Company.

“Budget” has the meaning ascribed to it in Section 2.1(c).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by laws to be closed in Hong Kong, Cayman Islands, British Virgin Islands, the PRC or New York.

“BVI Investors Rights Agreement” means the third amended and restated investors’ right agreement dated January 21, 2011 entered into by and among Duowan BVI, the Key Holders, the Series A Investors, the Series B Investors, the Series C Investors, MTIL, Tiger and certain other parties, together with the exhibits and schedules attached thereto.

“Cayman Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

“Centre” has the meaning ascribed to it in Section 8.2(b).

“CEO Director” has the meaning ascribed to it in Section 6.1(a).

“CFC” has the meaning ascribed to it in Section 2.4(c).

“Chairman” has the meaning ascribed to it in Section 6.1(c).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

Execution Version

“Common Share Equivalent” means, with respect to any shareholder of the Company, Common Shares owned by such shareholder together with the Common Shares into or for which any issued and outstanding Preferred Shares or any other issued and outstanding convertible securities (excluding, for the avoidance of doubt, unexercised options or warrants) owned by such shareholder shall be convertible.

“Common Shares” means common shares of par value of US$0.00001 each of the Company.

“Company” has the meaning ascribed to it in the Preamble to this Agreement.

“Competitor” means Sina.com, qq.com, Ispeak.cn and such other companies which provide team voice chat software used for personal computers in the PRC. For the purpose of this definition, the term “Competitor” shall not include the limited partners of any Investor.

“Consultation Request” has the meaning ascribed to it in Section 8.2(a).

“Conversion Shares” means the Common Shares issuable upon conversion of the Preferred Shares.

“Deemed Liquidation Event” has the meaning ascribed to it in the Memorandum and Articles of the Company, as amended from time to time.

“Directors” means the directors of the Company.

“Domestic Company” and “Domestic Companies” have the meanings ascribed to them in the Preamble to this Agreement.

“Duowan BVI” has the meaning ascribed to it in the Preamble to this Agreement.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended from time to time.

“Final Prospectus” has the meaning ascribed to it in Section 3.8(d).

“First Participation Notice” has the meaning ascribed to it in Section 4A.4(a).

“Form F-3” and “Form S-3” have the meanings ascribed to them in Section 3.2(e).

“GGV” means Granite Global Ventures III L.P. and GGV III Entrepreneurs Fund L.P., their general partners and any of their respective successors and assignees, collectively.

“Group Companies” includes but without limitation the Company, Duowan BVI, the Cayman Subsidiary, the Hong Kong Subsidiary, the WFOEs, the Domestic Companies and any controlled Affiliate of each of the Company, Duowan BVI, the Cayman Subsidiary, the Hong Kong Subsidiary, the WFOEs, and the Domestic Companies that is not a natural person (each a “Group Company”).

“Guangzhou Huaduo” has the meaning ascribed to it in the Preamble to this Agreement.

“HK GAAP” means the “Hong Kong Generally Accepted Accounting Principles”.

“Holder” has the meaning ascribed to it in Section 3.2(d).

“Hong Kong Subsidiary” has the meaning ascribed to it in the Preamble to this Agreement.

Execution Version

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Independent Director” has the meaning ascribed to it in Section 6.1(a).

“Initiating Holders” has the meaning ascribed to it in Section 3.3(b).

“Investment Securities” means the Common Shares, Preferred Shares and Conversion Shares held by an Investor.

“Investors” means the Series A Investors, the Series B Investors, the Series C Investors and Tiger.

“Investor Directors” means the Preferred Directors and the Tiger Director, collectively;

“Key Employee” means each of the Persons listed in Exhibit E.

“Key Holder Directors” means the directors nominated by the Key Holders in accordance with the provisions of Section 6.1(a) and Section 6.1(b).

“Key Holder” and “Key Holders” have the meanings ascribed to them in the Preamble to this Agreement.

“Liquidation Event” has the meaning ascribed to it in the Memorandum and Articles, as amended from time to time.

“Majority Preferred Holders” means the holders of more than fifty percent (50%) of the then outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, and the Conversion Shares issued upon conversion thereof, voting or consenting together as a single class on a fully-diluted and as-if-converted basis.

“Majority Series A Holders” means the holders of more than fifty percent (50%) of the then outstanding Series A Preferred Shares, and the Conversion Shares issued upon conversion thereof, on a fully-diluted and as-converted basis.

“Majority Series B Holders” means the holders of more than fifty percent (50%) of the then outstanding Series B Preferred Shares, and the Conversion Shares issued upon conversion thereof, on a fully-diluted and as-converted basis.

“Majority Series C Holders” means, collectively, the holders of more than fifty percent (50%) of the then outstanding Series C-1 Preferred Shares and the Series C-2 Preferred Shares, and the Conversion Shares issued upon conversion thereof, on a fully-diluted and as-converted basis.

“Memorandum and Articles” means the memorandum and articles of association of the Company adopted by resolution in writing of all shareholders of the Company, as amended from time to time, and the terms “Memorandum” and “Articles” shall be construed accordingly.

“Morningside Group” means Favor Star Limited and Morningside China TMT Fund I, L.P., and any of their respective successors and assignees, collectively.

“MTIL” means Morningside Technology Investments Limited, and any of its successors or assignees.

“New Securities” has the meaning ascribed to it in Section 4A.3.

“Notice” has the meaning ascribed to it in Section 8.2(a).

Execution Version

“Original Series B Issue Date” means the date on which the first Series B Preferred Shares was issued, i.e., August 19, 2008.

“Participation Rights Holder” has the meaning ascribed to it in Section 4A.1.

“Person” or “person” shall be construed as broadly as possible and shall include an individual, a partnership, a limited liability company, a company, an association, a trust, a joint venture or unincorporated organization and any government organization or authority.

“PFIC” has the meaning ascribed to it in Section 2.4(a).

“PRC” means the People’s Republic of China, excluding, for the purpose of this Agreement, Hong Kong, Macau Special Administrative Region and Taiwan.

“Preferred Directors” has the meaning ascribed to it in Section 6.1(a).

“Preferred Participation Notice” has the meaning ascribed to it in Section 4B.3.

“Preferred Participation Rights Holder” has the meaning ascribed to it in Section 4B.1.

“Preferred Right of Participation” has the meaning ascribed to it in Section 4B.1.

“Preferred Right Participants” has the meaning ascribed to it in Section 4B.3(b).

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, collectively.

“pro rata share” has the meaning ascribed to it in Section 4A.2.

“QEF Election” has the meaning ascribed to it in Section 2.4(a).

“Qualified IPO” has the meaning ascribed to it in the Memorandum and Articles of the Company, as amended from time to time.

“Qualified Trade Sale” has the meaning ascribed to it in Section 6.4;

“register”, “registered”, and “registration” have the meanings ascribed to them in Section 3.2(a).

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 3.2(c).

“Registrable Securities” has the meaning ascribed to it in Section 3.2(b).

“Request Notice” has the meaning ascribed to it in Section 3.3(a).

“Restricted Shareholder” has the meaning ascribed to it in Section 7.7.

“Right of First Refusal and Co-Sale Agreement” shall mean the right of first refusal and co-sale agreement entered into by and among the Company, the Investors and certain other parties thereto dated as of the date of this Agreement, as amended from time to time.

“Right of Participation” has the meaning ascribed to it in Section 4A.1.

“Right Participants” has the meaning ascribed to it in Section 4A.4(b).

Execution Version

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission, as constituted from time to time.

“Second Participation Notice” has the meaning ascribed to it in Section 4A.4(b).

“Second Participation Period” has the meaning ascribed to it in Section 4A.4(b).

“Second Preferred Participation Notice” has the meaning ascribed to it in Section 4B.3(b).

“Second Preferred Participation Period” has the meaning ascribed to it in Section 4B.3(b).

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

“Selling Shareholder” has the meaning ascribed to it in Section 6.4(b).

“Series A Director” has the meaning ascribed to it in the Memorandum and Articles, as amended from time to time.

“Series A Holders” means the holders of the then outstanding Series A Preferred Shares and the Conversion Shares issued upon conversion thereof, collectively.

“Series A Investor” and “Series A Investors” have the meanings ascribed to them in the Preamble to this Agreement.

“Series A Preferred Shares” means the series A preferred shares of par value of US$0.00001 each of the Company.

“Series B Director” has the meaning ascribed to it in the Memorandum and Articles, as amended from time to time.

“Series B Holders” means the holders of the then outstanding Series B Preferred Shares and the Conversion Shares issued upon conversion thereof, collectively.

“Series B Investor” and “Series B Investors” have the meanings ascribed to them in the Preamble to this Agreement.

“Series B Preferred Shares” means the series B preferred shares of par value of US$0.00001 each of the Company.

“Series C Director” has the meaning ascribed to it in the Memorandum and Articles, as amended from time to time.

“Series C Holders” means, collectively, the holders of the then outstanding Series C-1 Preferred Shares and the Series C-2 Preferred Shares, and the Conversion Shares issued upon conversion thereof.

“Series C Investor” and “Series C Investors” have the meanings ascribed to them in the Preamble to this Agreement.

Execution Version

“Series C Preferred Shares” means the series C-1 preferred shares of par value of US$0.00001 each and series C-2 preferred shares of par value of US$0.00001 each of the Company.

“Share Option Plan” has the meaning ascribed to it in Section 7.11(a).

“Shareholder” means each of the Key Holders, the Investors and any of their successors or assignees.

“Steamboat” means Steamboat Ventures Asia, L.P., and any of its successors or assignees.

“Tiger Director” has the meaning ascribed to it in Section 6.1.

“Tiger Shares” mean the Common Shares held by Tiger.

“Tiger” means Tiger Global Six YY Holdings, and any of its Affiliates, successors or assignees.

“Transaction Agreements” means this Agreement, the Share Exchange Agreement, the Right of First Refusal and Co-Sale Agreement and the Memorandum and Articles, and any other agreements, instruments or documents entered into in connection with the Share Exchange, together with the exhibits and schedules attached thereto.

“U.S. GAAP” means the “United States Generally Accepted Accounting Principles”.

“Violation” has the meaning ascribed to it in Section 3.8(a).

“Warrant” has the meaning ascribed to it in the Recitals to this Agreement.

“WFOE” and “WFOEs” have the meanings ascribed to them in the Preamble to this Agreement.

“Zhuhai Duowan” has the meaning ascribed to it in the Preamble to this Agreement.

“Zhuhai WFOE” has the meaning ascribed to it in the Preamble to this Agreement.

2.	INFORMATION AND INSPECTION RIGHTS.

2.1 Delivery of Financial Statements. The Company covenants and agrees that, commencing on the date of this Agreement, and for so long as an Investor continues to hold three percent (3%) or more of the shares in the stock capital of the Company, it will deliver the following to such Investor with respect to the Company:

(a) Within ninety (90) days after the end of each fiscal year of the Company, (i) a consolidated income statement for the Company for such fiscal year; (ii) a statement of cash flows for the Company for such fiscal year; (iii) a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by an international recognized accounting firm approved by the Board of Directors (with the affirmative consent of a majority of the Investor Directors); and (iv) a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with HK GAAP or U.S. GAAP;

(b) Within twenty-one (21) days of the end of each month, (i) a consolidated unaudited income statement for such calendar month; (ii) a statement of cash flows for such calendar month; (iii) a consolidated balance sheet for the Company as of the end of such calendar month; and (iv) a management report including a comparison of the actual results of such period with the projection in the annual budget, all prepared in English and in accordance with the HK GAAP or U.S. GAAP (except for year-end adjustments and except for the absence of notes);

Execution Version

(c) No later than thirty (30) days prior to the end of each fiscal year, a proposed budget and business plan for the next fiscal year to be submitted to the Board of Directors for approval (collectively, the “Budget”), prepared on a monthly basis including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(d) Copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company; and

(e) Copies of all other documents or other information as the Investors or any assignee of an Investor may reasonably request.

2.2 Inspection Rights. For so long as an Investor continues to hold three percent (3%) or more of the shares in the stock capital of the Company, the Company shall, subject to such Investor complying with the confidentiality requirements, permit such Investor, at its own expense, by itself or through its authorized agent, to visit and inspect, during normal business hours following reasonable notice by such Investor to the Company and only in a manner so as not to interfere with the normal business operations of the Group Companies, any of the properties of the Group Companies, and examine the books of account and records of the Group Companies, and discuss the affairs, finances and accounts of the Group Companies with the directors, officers, management employees, accountants, legal counsel and investment bankers of such companies, all at such reasonable times as may be requested in writing by such Investor; provided, that with respect to any of the preceding obligations of the Company with respect to a Group Company that is not controlled by the Company through the ownership of voting securities, the Company shall be required only to use its commercially reasonable best efforts to fulfil such obligations; provided, further, that such Investor may be excluded from access to any material, records or other information (a) if the applicable Group Company is restricted from making such disclosure pursuant to a bona fide agreement with a third party; (b) if such disclosure will jeopardize the attorney-client privilege, except to the extent such Investor agrees in writing to keep all such information confidential upon terms acceptable to the Company on advice of counsel; or (c) if the Company reasonably considers such information to be a trade secret or similar confidential information.

2.3 Information Rights (Post-IPO). The Company covenants and agrees that, for a period of three (3) years following the closing of a Qualified IPO, unless otherwise instructed by such Investor, the Company shall promptly deliver to such Investor copies of the Company’s quarterly, interim and annual reports to shareholders and all other filings required to be made with the Commission or governmental agencies inside or outside the United States after such documents are filed with the appropriate securities exchange or regulatory authority.

2.4 U.S. Tax Matters.

(a) The Company shall (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (b) provide such information reasonably available to the Company as any U.S. Investor may reasonably request to permit such U.S. Investor to elect to treat the Company and/or any such entity (including a subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, obtain and provide any and all other information reasonably deemed necessary by the U.S. Investor to comply with the provisions of this Section 2.4. The Company shall appoint an internationally reputable accounting firm acceptable to the Investors to prepare and submit its U.S. tax filings. The Company shall use its best efforts to avoid becoming a PFIC as defined in the Code.

Execution Version

(b) If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within sixty (60) days with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by a U.S. Investor to comply with any reporting or other requirements in connection with the QEF Election.

(c) The Company shall promptly provide the U.S. Investors with written notice if it (or any of its Subsidiaries) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Code (“CFC”). The Company shall furnish on a timely basis all information requested by such Investor to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.

(d) The Company, will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests reasonably necessary for the Company and its Subsidiaries to allow any U.S. Investor to comply with any applicable U.S. federal income tax laws. The Company, will also provide any known U.S. Investor with any information reasonably requested to allow such U.S. Investor to comply with any applicable U.S. federal income tax laws (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

(e) The Company shall, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of the U.S. Investors; provided that the Company shall notify all U.S. Investors prior to the making of any such election.

(f) The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

(g) All out-of-pocket expenses incurred by the Company or any Subsidiary, resulting from the taking any actions pursuant to Sections 2.4 (a)-(f) above shall be borne by the Company.

2.5 Termination of Rights. The foregoing information and inspection rights in Section 2.1 and 2.2 shall terminate immediately prior to the earlier of (i) the Company’s Qualified IPO; or (b) a Liquidation Event.

3.	REGISTRATION RIGHTS.

3.1 Applicability of Rights. The Holders (as defined in Section 3.2(d) below) shall be entitled to the following rights with respect to any potential public offering of Common Shares in the United States, and to any analogous or equivalent rights with respect to any other offering of Common Shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

Execution Version

3.2 Definitions. For purposes of this Section 3:

(a) Registration. The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means: (i) any Common Share of the Company issued or to be issued upon conversion of Preferred Shares; (ii) any Common Share of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (iii) any other Common Share owned or hereafter acquired by the Investors, including, without limitation, any Common Shares issued in respect of the Common Shares described in (i)-(iii) of this Section 3.2(b) upon any share split, share dividend, recapitalization or a similar event; and (iv) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, or in a registered offering, or otherwise.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Common Shares of the Company that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion of all Preferred Shares which are convertible into Common Shares.

(d) Holder. For purposes of this Section 3, the term “Holder” means any person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer, to whom rights under this Section 3 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of Preferred Shares convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that (i) the Company shall in no event be obligated to register Preferred Shares and that (ii) until just prior to the declaration of effectiveness of the registration statement for the offering to which a given registration relates, Holders of Registrable Securities will not be required to convert their Preferred Shares into Common Shares in order to exercise the registration rights granted hereunder.

(e) Form F-3 and Form S-3. The terms “Form F-3” and “Form S-3” mean such respective forms under the Securities Act as is in effect on the date hereof or any successor or comparable registration forms under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

3.3 Demand Registration.

(a) Request by Holders. If the Company shall at any time following the date that is the earlier of (i) three (3) years following the Original Series B Issue Date, and (ii) six (6) months following initial underwritten public offering of its Common Shares (other than pursuant to a registration statement related either to the sale of securities to employees of the Company pursuant to a share option, share purchase or similar plan or an SEC Rule 145 transaction), receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding pursuant to this Section 3.3 (or any lesser percentage if the anticipated gross receipts from the offering are to exceed US$10,000,000) then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its reasonable best efforts to effect, as soon as practicable but in any event later than one hundred eighty (180) days after the Request Notice, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after their receipt of the Request Notice, subject only to the limitations of this Section 3.3. The Company shall not be obligated to effect any registration pursuant to this Section 3.3 if the Company has, within the six (6) month period preceding such request, already effected a registration pursuant to this Section 3.3 in which all of the Registrable Securities proposed to be sold by the initiating Holders were registered and sold pursuant to the registration statement governing such registration or in which such Holders had an opportunity to fully participate pursuant to the provisions of Section 3.3, other than a registration from which all or any portion of the Registrable Securities the Holders requested to be included in such registration were excluded or not sold.

Execution Version

(b) Underwriting. If the Holders initiating the registration request under this Section 3.3 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice referred to in Section 3.3(a). In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any Group Company or any Affiliate of the Company or any Group Company). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Maximum Number of Demand Registrations. The Company shall have no obligation to effect more than three (3) registrations pursuant to this Section 3.3.

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(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) day period, the Company shall not file any registration statement pertaining to the securities of the Company for the account of itself or any other shareholder.

(e) Expenses. The Company shall pay all expenses (excluding only underwriters’ discounts and commissions relating to the Registrable Securities sold by the Holders) incurred in connection with any registration pursuant to this Section 3.3, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, and reasonable fees and expenses (including disbursements) of one (1) outside counsel for the Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld. Each Holder participating in a registration pursuant to this Section 3.3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, and commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 3.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 3.3.

3.4 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

Execution Version

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer, unless such offering is the initial public offering of the Company’s securities, in which case, all of the requested Registrable Securities may be excluded if the managing underwriter(s) make the determination described above and no other Holder’s securities are included; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any Group Company or any Affiliate of the Company or any Group Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(b) Expenses. The Company shall pay all expenses (excluding only underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with a registration pursuant to this Section 3.4, including, without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and reasonable fees and expenses (including disbursements) of one (1) outside counsel for the Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld.

(c) Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Form F-3 and Form S-3 Registration. After its initial public offering, the Company shall use its reasonable best efforts to qualify for registration on Form F-3, Form S-3 or any comparable or successor form as early as possible and use reasonable best efforts to maintain such qualification thereafter. If the Company is qualified to use Form F-3 or Form S-3, any Holder or Holders shall have a right to request at any time from time to time (such request shall be in writing) that the Company effect a registration on either Form F-3 or Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

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(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i) if Form F-3 or Form S-3 becomes unavailable for such offering by the Holders:

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(iii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.4(a); or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Expenses. The Company shall pay all expenses (excluding only underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders) incurred in connection with each registration requested pursuant to this Section 3.5, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and reasonable fees and expenses (including disbursements) of one (1) outside counsel for the Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld.

(d) Maximum Frequency. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.5.

(e) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3.5, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, including a majority of the Investor Directors, if any, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such ninety (90) days period, the Company shall not file any registration statement pertaining to the securities of the Company for the account of itself or any other shareholder.

(f) Not Demand Registration. Form F-3 and Form S-3 registrations shall not be deemed to be demand registrations as described in Section 3.3 above.

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(g) Underwriting. If the requested registration under this Section 3 is for an underwritten offering, the provisions of Section 3.3(b) shall apply.

3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered hereunder, keep any such registration statement effective for a period of up to one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days, or until the distribution described in such registration statement is completed, if earlier.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be inquired by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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(h) Registration. Cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a securities exchange or trading system and each security exchange and trading system on which similar securities issued by the Company are then listed.

3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.3, 3.4 or 3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably necessary or advisable to timely effect the Registration or other qualification of their Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 3.3 or Section 3.5 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 3.3(a) or Section 3.5(b)(ii), whichever is applicable.

3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.3, 3.4 or 3.5:

(a) By the Company. To the extent permitted by laws, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation of the Securities Act, the Exchange Act, any federal or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable securities laws in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

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(b) By Selling Holders. To the extent permitted by laws, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 3.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises, except in the case of willful fraud by such Holder.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

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(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, except in the case of willful fraud; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and the Holders under this section shall survive until the fifth (5th) anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual, or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.10 Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 3.3, 3.4 or 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registered public offering (i) five (5) years after the consummation of a Qualified IPO; (ii), if, in the opinion of counsel to the Company satisfactory to the Holder, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 or another similar exemption under the Securities Act in one (1) transaction without exceeding the volume limitations thereunder; or (iii) upon a Liquidation Event.

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3.11 Limitations on Subsequent Registration Rights. Without the prior written consent of the Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders (each voting as a separate class), the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights that would allow such person or entity (a) to include such securities in any registration filed under Section 3.3 hereof, unless under the terms of such agreement, such Holder or prospective Holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 3.3(a) or within one hundred twenty (120) days of the effective date of any registration statement effected pursuant to Section 3.3.

3.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration seven (7) days prior to, and for up to one hundred eighty (180) days following the effective date of the related registration statement. The obligations of each Holder under this Section 3.12 are subject to the following conditions: (i) the lockup or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering; (ii) all directors, officers, and holders of one percent (1%) or more of any class of securities of the Company are bound by substantially identical restrictions; (iii) the lockup or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release, prior to any other holder of Company’s securities, including director, officer, or holder of one percent (1%) or more of any class of securities of the Company subject to such restrictions; and (iv) the lockup or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder. The Company may impose a stop-transfer instruction with respect to Registrable Securities subject to any such lockup or standoff agreement but shall remove such instruction immediately upon expiration of the underlying restrictions.

4A.	GENERAL RIGHT OF PARTICIPATION.

4A.1 General.

All holders of the Preferred Shares and Tiger Shares (including Common Shares issued upon Conversion of the Preferred Shares) and the Affiliates of such holders to which rights under this Section 4A have been duly assigned in accordance with Section 5.1 (each a “Participation Rights Holder”) shall have a right of first offer to purchase such Participation Rights Holder’s pro rata share (as defined below), of all (or any part) of any New Securities (as defined in Section 4A.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

Execution Version

4A.2 Pro Rata Share. A Participation Rights Holder’s “pro rata share” for purposes of the Right of Participation is the ratio of (i) the number of Common Share Equivalents then held by such Participation Rights Holder, to (ii) the sum of the total number of Common Shares (assuming full conversion and exercise of all convertible or exercisable securities, including such Participation Rights Holder’s Common Share Equivalents) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

4A.3 New Securities. “New Securities” shall mean any shares of the Company designated as “preferred shares,” Common Shares” or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such preferred shares, Common Shares or other voting shares, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such preferred shares, Common Shares or other voting shares (including shares issued or issuable by way of debt instrument or conversion of convertible loans), provided, however, that the term “New Securities” shall not include:

(a) Common Shares issued or issuable upon conversion or exercise of the Preferred Shares;

(b) up to 118,166,946 Common Shares (as adjusted for share splits, subdivision, consolidation, recapitalizations, reclassifications, and similar transactions prior to such date) issued or issuable to officers, employees, consultants or directors of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase Common Shares granted under the Share Option Plan), provided that the Share Option Plan is approved by the majority of the Board of Directors of the Company, including the affirmative consent of a majority of the Investor Directors;

(c) Common Shares issued or issuable as a result of any share split or share consolidation or the like which does not affect the total number of shares in the Company; provided that the prices at which the Common Shares shall be deliverable upon conversion of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares in effect prior to the issuance of such equity securities shall have already been adjusted as a result of and in accordance with Clause 5.3A.1.5(g) of the Articles;

(d) Common Shares issued or issuable as a dividend or distribution generally to members of the Company in proportion to their holdings of Common Shares (with all issued and outstanding Preferred Shares counted as issued and outstanding Common Shares on a fully-diluted and as-converted basis);

(e) Common Shares issued in consideration of an acquisition or a merger approved by the affirmative vote or consent of (i) the Majority Preferred Holders, and (ii) a majority of the Investor Directors;

(f) Common Shares issued in a Qualified IPO;

(g) Securities issued to strategic partners of the Company or of its Subsidiaries approved by the affirmative vote or consent of (i) the Majority Preferred Holders, and (ii) a majority of the Investor Directors; and

(h) Securities issued pursuant to the consent in writing of all the Shareholders.

4A.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and the type of New Securities and the price and the terms upon which the Company proposes to issue such New Securities. Each of the Participation Rights Holders shall have fifteen (15) days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to all of such Participation Rights Holder’s pro rata share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s pro rata share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Participation Rights Holder’s full pro rata share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its pro rata share of such New Securities that it did not so agree to purchase.

Execution Version

(b) Second Participation Notice; Oversubscription. If any New Securities which were available for purchase by a Participation Rights Holder under Section 4A.4(a) are not subscribed for in accordance with that subsection, the Company shall promptly give notice (the “Second Participation Notice”) to each Participating Rights Holders who exercised its Right of Participation with respect to its full pro rata share (the “Right Participants”) in accordance with Section 4A.4(a) above. The Right Participants shall have ten (10) days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its pro rata share of the New Securities, stating the number of the additional New Securities it proposes to buy. Such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities which remain available for purchase, the oversubscribing Right Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Common Share Equivalents held by each oversubscribing Right Participant notified and the denominator of which is the total number of Common Share Equivalents held by all the oversubscribing Right Participants. Each oversubscribing Right Participant shall be obligated to buy such number of additional New Securities as determined by the Company pursuant to this Section 4A.4(b) and the Company shall so notify the Right Participants within fifteen (15) Business Days of the date of the Second Participation Notice.

4A.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation, after fifteen (15) days following the delivery of the First Participation Notice, the Company shall have sixty (60) days thereafter to offer the remaining New Securities described in the First Participation Notice (with respect to which the Participation Rights Holders’ rights of first offer hereunder were not exercised) at the same or higher price and upon non-price terms not more favorable than specified in the First Participation Notice in accordance with Section 4B below.

4A.6 Termination. The Right of Participation shall terminate immediately prior to the consummation of a Qualified IPO.

4B.	PREFERRED RIGHT OF PARTICIPATION.

4B.1 General. Subject to the rights set forth in Section 4A above, the holders of the Preferred Shares, Tiger Shares and the Affiliates of the holders of the Preferred Shares and/or the Tiger Shares to which rights under this Section 4B have been duly assigned in accordance with Section 5.1 (each holder of the Preferred Shares, Tiger Shares and each such assignee being hereinafter referred to as a “Preferred Participation Rights Holder”) shall have a subsequent right of first offer to purchase such Preferred Participation Rights Holder’s pro rata share (as defined below), of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement that have not already been purchased by the Participation Rights Holders in accordance with Section 4A above (the “Preferred Right of Participation”).

Execution Version

4B.2 Pro Rata Share. A Preferred Participation Rights Holder’s “pro rata share” for purposes of the Preferred Right of Participation is the ratio of (i) the number of Common Share Equivalents then held by such Preferred Participation Rights Holder, to (ii) the sum of the total number of Common Shares (assuming full conversion and exercise of all convertible or exercisable securities, including such Preferred Participation Rights Holder’s Common Share Equivalents) then outstanding immediately prior to the issuance of New Securities giving rise to the Preferred Right of Participation.

4B.3 Procedures.

(a) Participation Notice. In the event that the Participation Rights Holders do not exercise, or partially exercise, their rights set forth in Section 4A above, the Company shall then give to each Preferred Participation Rights Holder written notice of its intention to issue New Securities (the “Preferred Participation Notice”), describing the amount and the type of New Securities that are available for such Preferred Participation Rights Holder to purchase and the price and the terms upon which the Company proposes to issue such New Securities. Each Preferred Participation Rights Holder shall have fifteen (15) days from the date of receipt of any such Preferred Participation Notice to agree in writing to purchase up to all of such Preferred Participation Rights Holder’s pro rata share of such New Securities for the price and upon the terms and conditions specified in the Preferred Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Preferred Participation Rights Holder’s pro rata share). If any Preferred Participation Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Preferred Participation Rights Holder’s full pro rata share of an offering of New Securities, then such Preferred Participation Rights Holder shall forfeit the right hereunder to purchase that part of its pro rata share of such New Securities that it did not so agree to purchase.

(b) Second Preferred Participation Notice; Oversubscription. If any New Securities which were available for purchase by a Preferred Participation Rights Holder under Section 4B.3(a) are not subscribed for in accordance with that subsection, the Company shall promptly give notice (the “Second Preferred Participation Notice”) to each Preferred Participation Rights Holders who exercised its Preferred Right of Participation with respect to its full pro rata share (the “Preferred Right Participants”) in accordance with Section 4B.3(a) above. The Preferred Right Participants shall have ten (10) days from the date of receipt of the Second Preferred Participation Notice (the “Second Preferred Participation Period”) to notify the Company of its desire to purchase more than its pro rata share of the New Securities, stating the number of the additional New Securities it proposes to buy. Such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter. If as a result thereof, such oversubscription exceeds the total number of the remaining New Securities which remain available for purchase, the oversubscribing Preferred Right Participants will be cut back by the Company with respect to their oversubscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Common Share Equivalents held by each oversubscribing Preferred Right Participant notified and the denominator of which is the total number of Common Share Equivalents held by all the oversubscribing Preferred Right Participants. Each oversubscribing Preferred Right Participant shall be obligated to buy such number of additional New Securities as determined by the Company pursuant to this Section 4B.3(b) and the Company shall so notify the Preferred Right Participants within fifteen (15) Business Days of the date of the Second Preferred Participation Notice.

Execution Version

4B.4 Failure to Exercise. Upon the expiration of the Second Preferred Participation Period, or in the event no Preferred Participation Rights Holder exercises the Preferred Right of Participation, after fifteen (15) days following the delivery of the Preferred Participation Notice, the Company shall have sixty (60) days thereafter to sell the New Securities described in the Preferred Participation Notice (with respect to which the Preferred Participation Rights Holders’ rights of first offer hereunder were not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Preferred Participation Notice. In the event that the Company has not issued and sold such New Securities within such sixty (60) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities first to the Participation Rights Holders pursuant to Section 4A above and second to the Preferred Participation Rights Holders pursuant to this Section 4B.

4B.5. Most Favoured Investor. In the event that the Company grants subsequent purchasers of the Company’s securities rights that are superior to the rights granted in Section 4A and Section 4B, the Company shall grant each Investor the same rights.

5.	ASSIGNMENT. Notwithstanding anything herein to the contrary:

5.1 Right of Assignment. Each of the Investor shall be entitled to transfer all or any of the Preferred Shares or Common Shares held by it, provided that such transferee shall agree in writing to be bound to the same extent by the terms of this Agreement as if it were a holder of Preferred Shares or Common Shares at the time this Agreement was executed, provided, further, that such transferee shall not be a Competitor.

5.2 Information Rights. Without prejudice to the generality of Section 5.1, the rights of each Investor under Sections 2.1 and 2.2 are transferable prior to a Qualified IPO to any person who holds or is acquiring Investment Securities in a permitted transfer; provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further that no such assignment may be made to a Competitor; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

5.3 Registration Rights. Without prejudice to the generality of Section 5.1, the rights to cause the Company to register Registrable Securities pursuant to Section 3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 10,000 shares of such securities (subject to adjustment for share splits, share dividends, reclassification or the like) (or if the transferring Holder owns less than 10,000 shares of such securities, then all Registrable Securities held by the transferring Holder), or (ii) that is an Affiliate of the Holder; provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

5.4 Rights of Participation. The Rights of Participation of the Investors under Section 4A and 4B hereof are fully assignable to any person who holds or is acquiring Investment Securities in a permitted transfer; provided, however that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

6.	BOARD REPRESENTATION RIGHTS; CERTAIN INVESTOR RIGHTS.

6.1 Board of Directors.

(a) The authorised size of the Board shall be a maximum of nine (9) directors who shall be appointed in accordance with the following provisions:

(i) for so long as Morningside Group continues to hold 45,138,261 or more of the shares of the Company (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), it shall be entitled to appoint one (1) Director, initially to be LIU Qin (“Series A Director”);

(ii) for so long as Steamboat continues to hold 45,138,261 or more of the shares of the Company (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), it shall be entitled to appoint one (1) Director, initially to be Alex Hartigan (“Series B Director”);

(iii) for so long as GGV continues to hold 45,138,261 or more of the shares of the Company (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), it shall be entitled to appoint one (1) Director, initially to be Jenny LEE (“Series C Director”, together with the Series A Director and the Series B Director, the “Preferred Directors” and individually, a “Preferred Director”);

(iv) for so long as the Key Holders continue to hold 90,276,522 or more of the shares of the Company (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), they shall be entitled to collectively appoint four (4) Directors (one of whom will also be the chief executive officer of the Company (“CEO Director”)), initially to be LI Xueling , who will be the initial CEO Director, LEI Jun and two vacancies to be appointed by the Key Holders following the date hereof;

(v) the Key Holders (except CAO Jin and ZHAO Bin ) shall be entitled to appoint one more director (the “Management Director”) with the approval of the majority of the Investor Directors (which approval shall not be unreasonably withheld), who shall initially be Zhao Bin ; and

(vi) for so long as Tiger continues to hold 45,138,261 or more of the shares of the Company (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions), it shall be entitled to appoint one director to the Company, who is currently YASIN Nazar Abdenabi (“Tiger Director”) as of the date of this Agreement.

(b) In the event of a deadlock with respect to any action submitted to the Board for a vote or written consent, the chairman of the Board (the “Chairman”) shall cast the deciding vote, provided that the Chairman does not have an interest in the matter in question, provided further that upon appointment of directors according to Section (a) above, the Chairman shall no longer be entitled to the casting vote.

(c) The Chairman, who shall initially be LEI Jun , shall be appointed among the directors of the Company by the CEO Director and a majority of the Investor Directors, including the affirmative vote or consent of at least one (1) Key Holder Director.

6.2 Board; Quorum; Meetings, Board of Directors of Group Companies., The Company’s Memorandum and Articles shall provide for a quorum (which shall exist at the time of the voting as well as the attendance of the Board meeting) of the Board of six (6) directors, including a majority of the Investor Directors.

(a) The Board of Directors will determine the frequency of future meetings, which in no case will be less than one (1) scheduled board meeting per year. Upon the request of three (3) directors of the Company, an interim board meeting shall be convened accordingly.

Execution Version

(b) The Company shall reimburse all the Investor Directors for reasonable expenses that incurred in conformity with the Company’s travel and expense policies associated with attending meetings of the Board of Directors or subcommittees thereof.

(c) Each of the Preferred Directors shall have a right to serve as a member of the Company’s compensation committee, audit committee, and any other subcommittees of the Board of Directors.

(d) The CEO Director shall have the power to nominate any senior management personnel (other than the chief financial officer), provided that the nomination made by the CEO Director shall be subject to the approval of the Board of Directors in accordance with the procedures as provided under the Memorandum and Articles.

(e) Each Group Company shall have the same board composition with the Company as determined in accordance with Section 6.1, and the Company, Duowan BVI, the Cayman Subsidiary, the Hong Kong Subsidiary, the WFOEs, the Domestic Companies and the Key Holders shall procure that such nominee(s) are appointed to the relevant board of directors.

6.3 Removal of Board Members. Each Shareholder also agrees to vote all of his, her or its shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 6.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of fifty percent (50%) or more of the shares entitled under Section 6.1 to designate that director; or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 6.1 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 6.1 shall be filled pursuant to the provisions of Section 6.1. All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

6.4 Drag-Along Right. In the event that (i) the holders of more than fifty percent (50%) of the then outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares voting or consenting together as a single class on a fully-diluted and as-converted basis, approve in writing a transaction or series of transactions with respect to the Company that qualifies as a Deemed Liquidation Event, and (ii) the minimum aggregate purchase price offered by the potential acquirer in such transaction or series of transactions exceeds US$1,500,000,000 (a “Qualified Trade Sale”); provided that the Shareholders holding more than 50% Common Shares in the Company have approved the terms and conditions of such Qualified Trade Sale and have committed to participate in such Qualified Trade Sale, then each of the remaining Investors and the holders of Common Shares hereby agrees with respect to all shares that he, she or it holds and any other Company securities over which he, she or it otherwise exercises dispositive power:

(a) in the event such Qualified Trade Sale requires the approval of shareholders, (a) if the matter is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of the Qualified Trade Sale, to be present, in person or by proxy, as a holder of shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (b) to vote (in person, by proxy or by action by written consent, as applicable) all shares in favor of such Qualified Trade Sale and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Qualified Trade Sale;

Execution Version

(b) in the event that the Qualified Trade Sale is to be effected by the sale of shares held by another Shareholder (the “Selling Shareholder”) without the need for shareholder approval, to sell all shares of the Company beneficially held by such Shareholder (or in the event that the Selling Shareholder is selling fewer than all of its shares held in the Company, shares in the same proportion as the Selling Shareholder is selling) to the person to whom the Selling Shareholder propose to sell its shares, for the same per-share consideration (on a fully-diluted and as-converted basis) and on the same terms and conditions as the Selling Shareholder, except that the Shareholder will not be required to sell its shares unless the liability for indemnification, if any, of the Shareholder in such Sale of the Company is several, not joint, and is pro rata in accordance with the Shareholder’s relative share ownership of the Company, and will not exceed the consideration payable to the Shareholder, if any, in such transaction (except in the case of potential liability for fraud or willful misconduct by the Shareholder);

(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable laws at any time with respect to such Qualified Trade Sale;

(d) to execute and deliver all related documentation and take such other action in support of the Qualified Trade Sale as shall reasonably be requested by the Company; and

(e) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any voting securities owned by such party or Affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquirer in connection with a Qualified Trade Sale.

6.5 Increase in Authorized Share Capital. Each Shareholder agrees to vote all of its shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Common Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

6.6 Specific Enforcement. Each Shareholder acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Section 6 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction in a court of competent jurisdiction to prevent breaches of the covenants, agreements and obligations in this Agreement, and specific enforcement in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at laws or in equity. For purposes of the foregoing, each of the parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the state and federal courts located in Hong Kong.

6.7 Assignment and Termination. The rights of each Investor set forth in this Section 6 are fully assignable to any person who holds or is acquiring Preferred Shares or Tiger Shares in a permitted transfer; provided, however that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6. The rights of each Investor in this Section 6 shall terminate immediately prior to the consummation of the earlier of (a) a Qualified IPO; or (b) a Liquidation Event.

7.	COVENANTS.

7.1 Use of Proceeds. Subject to Section 7.13 below, the Company shall use the proceeds from the sale of the Tiger Shares for general working capital and other general corporate purposes for the Group Companies in accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the terms hereunder. The proceeds shall in no event be applied or used to repay or settle any indebtedness owing by any Group Company to any of its shareholders, directors, officers or any other persons related in whatever respect with any of the foregoing parties without the prior written consent of Tiger.

Execution Version

7.2 Conduct the Business of the Group Companies. The Company undertakes to the Investors that, unless otherwise provided by the Board of Directors of the Company (which such action must include the consent of the Investor Directors), the Company shall (i) cause any other Group Companies to enforce the Plan of Restructuring (as defined in the Common Share Purchase Agreement) and the documents mentioned thereunder, (ii) not permit any other Group Companies to approve any material amendment, alteration, termination or waiver of any of the Plan of Restructuring and the documents mentioned thereunder, and (iii) use commercially reasonable best efforts to, and cause the WFOEs and each other Group Company that is directly controlled by the Company or the WFOEs through ownership of voting securities to use commercially reasonable best efforts to, cause each of the other Group Companies (including without limitation the Domestic Companies) to conduct the business of such Person in the ordinary course and in a prudent manner consistent with past practice.

7.3 Compliance with Laws and Instruments. The Company undertakes to the Investors to cause the WFOEs and any other Group Company that is controlled by the Company or the WFOEs through ownership of voting securities, and to use commercially reasonable best efforts to cause each of the other Group Companies, to comply with such Person’s memorandum of association, articles of association, business license, or other constitutional or governance documents, each as may be amended from time to time, unless the Board of Directors of the Company directs otherwise (which such action must include the consent of the Investor Directors).

7.4 Protective Provisions - Matters Requiring Approval of the Majority Series A Holders, the Majority Series B Holders, the Majority Series C Holders and Tiger. For so long as (A) any Preferred Shares remain outstanding; or (B) any shares owned by Tiger or its Affiliates in the Company, in addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and the Group Companies hereby covenants and agrees with the Investors that it shall not, and the Key Holders shall procure that the Company and the Group Companies do not directly or indirectly, without the approval of the affirmative vote of (i) the Majority Series A Holders, (ii) the Majority Series B Holders; (iii) the Majority Series C Holders; and (iv) Tiger (each voting or consenting as a separate class), take any action (whether by amendment of the Memorandum or the Articles, through any merger, amalgamation, combination or similar transaction or otherwise, and whether in a single transaction or a series of related transactions) that:

(i) alters or changes the rights, preferences or privileges of the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares and/or the Series C Preferred Shares;

(ii) redeems or repurchases any shares of the Company (other than pursuant to equity incentive agreements with service providers giving any Group Company the right to repurchase shares upon the termination of service);

(iii) authorizes or issues any equity security with rights, preferences or privileges senior to or on a parity with the Common Shares, the Series A Preferred Shares, the Series B Preferred Shares and/or the Series C Preferred Shares;

(iv) amends or waives any provision of the Memorandum and Articles in a manner that would alter or change the rights, preferences or privileges of any Common Shares, Series A Preferred Shares, Series B Preferred Shares and/or Series C Preferred Shares; and

(v) takes any action which would result in any transaction involving both a Group Company and the shareholder or any of the employees, officers or directors of the Group Company or its subsidiaries or any affiliate of such shareholder, employee, officer, or director in excess of US$200,000 in a single transaction or in a series of transactions on the same subject matter (except for transactions entered into from time to time in the ordinary course of the business of the Company or its subsidiaries);

Execution Version

provided, always that in no circumstance shall Tiger’s consent or approval be required if and when any holder of the Preferred Shares exercises its redemption right and liquidation preference pursuant to the Memorandum and Articles, provided, further that Tiger’s right under this Section 7.4 shall not prejudice in any way the exercise by the holders of the Preferred Shares of their drag-along rights under Section 6.4 herein and the Memorandum and Articles.

7.5 Protective Provisions - Matters Requiring the Approval of the Series A Holders, the Series B Holders and the Series C Holders. For so long as any Preferred Shares remain outstanding, in addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and the Group Companies hereby covenants and agrees with the Investors that it shall not, and the Key Holders shall procure that the Company does not directly or indirectly, without the approval of the affirmative vote of the Majority Preferred Holders (voting together as a single class but not as separate classes), take any action (whether by amendment of the Memorandum or the Articles, through any merger, amalgamation, combination or similar transaction or otherwise, and whether in a single transaction or a series of related transactions) that:

(i) results in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of fifty percent (50%) of any of the Group Companies’ voting power is transferred or in which all or substantially all of the assets of any Group Company are sold;

(ii) increases or decreases the authorized size of the board of directors of any Group Company;

(iii) results in the liquidation, dissolution or winding up of any Group Company or a Deemed Liquidation Event (as defined in the Memorandum and Articles of the Company);

(iv) declares or allows the accrual of a dividend on any class or series of shares of the Company or take any action to decide not to declare the distributable profits of the Company as dividend;

(v) extends any loan or guarantees any Group Company for indebtedness in excess of US$1,000,000 in the aggregate to any third party;

(vi) issues debt in excess of US$1,000,000;

(vii) purchases any shares, securities or equity interest in, or otherwise acquire the business or assets of, any other company, body corporate, partnership or other business entity, involving an aggregate amount in excess of an aggregate amount of US$1,000,000;

(viii) authorizes any new issuance of any equity securities of any Group Company, excluding (a) any issuance of Common Shares upon conversion of the Preferred Shares; and (b) the issuance of Common Shares (or options or warrants thereof) under the Share Option Plan approved by the Board of Directors, including the affirmative consents of a majority of the Investor Directors; and

(ix) increases or decreases the authorized number of Common Shares or Preferred Shares.

Execution Version

7.6 Matters Requiring the Approval of the Series A Director, the Series B Director and the Series C Director. For so long as any Preferred Share remains outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and Articles or by the Companies Law of the Cayman Islands (2010 Revision), the Company shall not (and shall not permit any wholly-owned subsidiary of the Company or cause any other Group Company to), without first obtaining the written approval of the Board of Directors of the Company (by vote or written consent, as provided by laws), which must include the approval of at least two (2) of the Preferred Directors (as defined herein) voting together to take any action that:

(i) acquires (by way of purchase or otherwise) any interest in any real property except a lease of office premises;

(ii) executes any lease of any property for an annual rental payment in excess of US$500,000;

(iii) establishes or acquires any subsidiary;

(iv) sells or disposes any Group Company, or create any encumbrance over, any of its assets or undertakings with a book value in excess of US$500,000;

(v) appoints, removes, dismisses or terminates the employment of any Group Company’s chief executive officer, chief financial officer, chief technology officer and chief operating officer of any Group Company, or determine the amount of such persons’ remuneration, compensation and other benefits, including the grant of any share options or similar rights; provided that the Chief Financial Officer of the Company and all of his direct reports shall be appointed by the Board of Directors in accordance with the nomination of a written consent from the Majority Preferred Holders (voting together as a single class but not as separate classes);

(vi) appoints and removes auditors of any Group Company or causes any material change in the accounting and financial policies of any Group Company; and

(vii) incurs an expenditure or indebtedness (including bank borrowing) that has been projected in its annual budget of an amount representing a deviation of ten percent (10%) or more from the Board-approved annual budget (either in one transaction or in a series of related transactions) or an expenditure or indebtedness of any amount representing a deviation of ten percent (10%) or more from the Board-approved annual budget (either in one transaction or in a series of related transactions) that has not already been projected in its annual budget.

7.7 Lock-up. In addition to the restrictions set forth in the Right of First Refusal and Co-Sale Agreement, LI Xueling (the “Restricted Shareholder”) shall not effect a transfer (i) prior to February 11, 2013; or if it occurs later (ii) within one hundred eighty (180) days following the consummation of the Qualified IPO, unless such Transfer has been approved in writing by (i) the Majority Preferred Holders; and (ii) at least two (2) of the Preferred Directors.

7.8 Non-Compete. LI Xueling undertakes to the Investors not to compete with the Company and the Group Companies or solicit the employees or customers of the Company or the Group Companies during his employment with the Company and/or the Group Companies or office with the Company and/or the Group Companies and for a period of two (2) years following the termination of LI Xueling ’s employment with the Company and/or the Group Companies or office with the Company and/or the Group Companies.

7.9 Non-Competition and Non-Disclosure Agreements. LI Xueling undertakes to the Investors to cause the Company to enter into Non-Competition, Non-Disclosure and Invention Assignment Agreements, in form and substance reasonably acceptable to the Investors, with each past, present and future Key Employees of the Company. The Company shall undertake to enforce its rights under Non-Competition, Non-Disclosure and Invention Assignment Agreements as requested by the Investors.

Execution Version

7.10 Domestic Enterprise. Each of the Key Holders undertakes to the Investors that each of the Key Holders shall irrevocably grant an exclusive option in favour of the Company and/or each WFOE to acquire the entire equity interest in the Domestic Companies when permitted by the PRC laws in such manner as requested by the Investors.

7.11 Share Option Plan.

(a) The Company reserves a pool of not more than 118,166,946 Common Shares, to be granted to the officers, directors, employees and consultants of the Company. The Common Shares issued pursuant to the employee share option plan (“Share Option Plan”) shall also be subject to vesting over four (4) years at twenty-five percent (25%) each year. Unless otherwise approved by the Board of Directors, including the affirmative consent of a majority of the Investor Directors, all officers, directors, employees and consultants of the Company who shall purchase, or receive options to purchase, shares of the Company under the Share Option Plan shall be required to execute share purchase or option agreements providing for (i) vesting of shares over not less than a four (4)-year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal instalments at the end of each consecutive six (6) monthly interval commencing immediately after the said initial twelve (12) month period over the following thirty-six (36) months; and (ii) a one-hundred eighty (180) day lockup period in connection with the Company’s IPO. The Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and the right to repurchase unvested shares at cost. The Company shall have a repurchase option on unvested shares at cost.

Notwithstanding any provision to the contrary in this Agreement, the Company and the Board of Directors shall agree, except for the current 118,166,946 Common Shares reserved under Section 7.11(a) above, no additional Common Shares shall be reserved and granted to the officers, directors, employees and consultants of the Company under the Share Option Plan or any other incentive plan of the Company.

(b) Subject to existing share purchase or options agreements entered into by the Company and such officers, directors, employees and consultants of the Company and unless otherwise approved by a majority of the Board of Directors, including the affirmative consent of a majority of the Investor Directors, no option for Common Share issued pursuant to the Share Option Plan shall provide for acceleration of vesting. Notwithstanding the foregoing, with the approval of the Board of Directors of the Company, including the affirmative consent of a majority of the Investor Directors, the Company may issues options or restricted stock that provides for the acceleration of vesting in accordance with a standard double trigger arrangement (with the first trigger event to be a change of Control of the Company, and the second trigger event to be the involuntary termination of respective relationship of such officers, directors, employees and consultants with the Company within six (6) months of the date of such change of Control of the Company, other than for cause.

(c) Any options or restricted stock grants issued under the Share Option Plan shall be issued at an exercise price as approved by the Board of Directors, including the affirmative vote of a majority of the Investor Directors, and no additional options or restricted stock grants shall be issued before February 11, 2012, unless otherwise approved by the majority of the Board of Directors of the Company, including the affirmative consent of a majority of the Investor Directors.

7.12 Insurance. Following receipt of a written requests from each of the Majority Series A Holders, the Majority Series B Holders, the Majority Series C Holders or Tiger, the Company shall use its reasonable best efforts to obtain from financially sound and reputable insurers (i) Directors and Officers Liability insurance, and (ii) term “key-person” insurance on LI Xueling in each case to the extent such insurance is available on commercially reasonable terms and in an amount satisfactory to the Board of Directors, and will use reasonable best efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The “key person” policy shall name the Company as loss payee and neither policy shall be cancelable by the Company without prior approval of the Board of Directors (including at least one Preference Director).

Execution Version

7.13 Termination of Covenants. The covenants set forth in this Section 7 (other than Section 7.3) shall terminate and be of no further force or effect immediately prior to the consummation of (a) a Qualified IPO; or (b) a Deemed Liquidation Event, whichever event shall first occur.

8.	GENERAL PROVISIONS.

8.1 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong, without regards to conflicts of law principles.

8.2 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation (the “Consultation Request”). If within thirty (30) days following the date on which the Consultation Request is delivered the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other (the “Notice”).

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. The complainant(s) and the respondent(s) to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the Notice. However, if such rules are in conflict with the provisions of this Section 8.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.2 shall prevail.

(d) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(e) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

(f) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.3 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by facsimile at the number set forth on the signature page hereof upon successful transmission report being generated by the sender’s machine; (iii) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (iv) when sent by electronic mail to the email address set forth on the signature page hereof.

Execution Version

Each person making a communication hereunder by facsimile or electronic mail shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or electronic mail pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.3 by giving the other party written notice of the new address in the manner set forth above.

8.4 Entire Agreement; Prior Agreements; Conflicts. This Agreement, together with all the exhibits and schedules hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflicts with the Memorandum and Articles, the provisions of this Agreement shall prevail.

8.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.6 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.8 Language. This Agreement and all other Transaction Agreements are entered into in English only. Any Chinese translation of the Transaction Agreements, if any, is for reference only and shall not be a legally binding document. Accordingly, the English version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

8.9 Effective Date. This Agreement shall become automatically effective immediately following its execution, from and as of the date of the execution.

8.10 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

8.11 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

8.12 Aggregation of Rights. All Common Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Common Share Equivalents held or acquired by any Series A Investor, Series B Investor or Series C Investor and its Affiliates respectively shall be aggregated for purposes of determining the availability of any rights under this Agreement.

Execution Version

8.13 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

8.14 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assignees, any rights or remedies under or by reason of this Agreement.

8.15 Successors and Assignees. Subject to the provisions of Section 5.1 and Section 6.3, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assignees of the parties hereto. Except as expressly stated otherwise, the rights of the Investors set forth in this Agreement are fully assignable to any person who holds or is acquiring Preferred Shares or Tiger Shares through a permitted transfer.

8.16 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number or percentage of the Preferred Shares and/or Common Shares, then, upon the occurrence of any share subdivision, share split, combination, reclassification, merger, consolidation, reorganization, recapitalization or share dividend of any Preferred Shares or Common Shares, as applicable, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of share by such event.

8.17 Amendment of Rights. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (i) the Company, (ii) the Key Holders holding a majority of the Common Shares held by all Key Holders; (iii) Tiger; (iv) the Majority Series C Holders, (v) the Majority Series B Holders and (vi) the Majority Series A Holders. Notwithstanding the foregoing, in the case of an amendment of any provision of Section 3 hereof, any such amendment may be made only with the written consents of (i) the Company and (ii) a majority in interest of the Investors. Any amendment effected in accordance with this Section 8.17 shall be binding upon each party to this Agreement, and their respective successors in interest.

8.18 Legend.

(a) Each certificate representing Shares issued by the Company shall be endorsed with the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS’ RIGHT AGREEMENT AND A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, BOTH BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Execution Version

(b) Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 8.18(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

8.19 Investment in Competing Companies. Nothing in this Agreement and in any other agreements, contracts and documents shall prohibit or restrict the Investors from (i) receiving information relating to, meeting with employees of, or discussing with any companies in competition with the Company, and (ii) investing in any companies in competition with the Company in any way.

8.20 Termination of Existing Investors Rights Agreement; Waiver of Pre-emptive Rights.

(a) In consideration of the mutual covenants and promises contained herein, each of the parties to the Existing Investors Rights Agreement hereby confirms and covenants with each of the other parties thereto that, with effect immediately upon the effectiveness of this Agreement: (a) the Existing Investors Rights Agreement shall be absolutely terminated; (b) none of the parties to the Existing Investors Rights Agreement have or shall have any rights, claims or interests whatsoever against any of the other parties to the Existing Investors Rights Agreement under or in respect of the Existing Investors Rights Agreement; and (c) to the extent that any of the parties to the Existing Investors Rights Agreement have or may have any rights, claims or interests whatsoever against any of the other parties thereto under or in respect of the Existing Investors Rights Agreement, such rights, claims or interests are hereby absolutely, irrevocably and unconditionally waived, discharged and released by the parties concerned.

(b) Each of the shareholders of the Company hereby waives any right of first offer, pre-emptive right or other rights to purchase any portion of the Common Shares issued by the Company pursuant to the Share Exchange Agreement that such shareholder may have under the Existing Investors Rights Agreement, the Memorandum and Articles of the Company, or otherwise.

[The remainder of this page has been intentionally left blank]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

COMPANY:

For and on behalf of YY INC.

By:

Name: LI Xueling
Capacity:	CEO

Address: c/o 4/F, No. 44/46, Jianzhong Road, Tianhe District, Guangzhou, Guangdong, PRC.

Attention: LI Xueling

E-mail: lixueling@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

DUOWAN BVI:

For and on behalf of DUOWAN ENTERTAINMENT CORP.

For and on behalf of Duowan Entertainment Corp.

By:
Authorized Signature(s)

Name: LI Xueling
Capacity:	CEO

Address: c/o 4/F, No. 44/46, Jianzhong Road, Tianhe District, Guangzhou, Guangdong, PRC.

Attention: LI Xueling

E-mail: lixueling@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

CAYMAN SUBSIDIARY:

For and on behalf of NEOTASKS INC.

For and on behalf of NeoTasks Inc.

By:
Authorized Signature(s)

Name: LI Xueling
Capacity: Authorized Director

Address: c/o: 4/F, No. 44/46, Jianzhong Road, Tianhe District, Guangzhou, Guangdong, PRC.

Attention:	LI Xueling

E-mail:	lixueling@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

HONG KONG SUBSIDIARY:

For and on behalf of NEOTASK LIMITED

For and on behalf of NeoTask Limited

By:
Authorized Signature(s)

Name: LI Xueling
Capacity: Authorized Director

Address: c/o: 4/F, No. 44/46, Jianzhong Road,
Tianhe District, Guangzhou, Guangdong, PRC

Attention: LI Xueling

E-mail: lixueling@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

WFOES:

DUOWAN ENTERTAINMENT INFORMATION TECHNOLOGY (BEIJING) CO., LTD.
By:
Name: LI Xueling
Capacity: Legal Representative
Affix Seal:

Address: c/o Room 1507, B, Huizhi Tower, No. 9, Xueqing Road, Haidian District, Beijing, PRC

Attention: LI Xueling

E-mail: lixueling@chinaduo.com

ZHUHAI DUOWAN TECHNOLOGY LIMITED
By:
Name: LI Xueling
Capacity: Legal Representative
Affix Seal:
Address: Area C, 13th Floor, No. 1, Exhibition Center, No. 1, Software Garden Road, Tangjiawan Town, Zhuhai, Guangdong, PRC.

Attention: LI Xueling

E-mail: lixueling@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

DOMESTIC COMPANIES:

ZHUHAI DUOWAN INFORMATION AND TECHNOLOGY CO., LIMITED
By:
Name: CAO Jin
Capacity: Legal Representive
Affix Seal:

Address: Area B, 13th Floor, No. 1, Exhibition Center, No. 1, Software Garden Road, Tangjiawan Town, Zhuhai, Guangdong, PRC.

E-mail: caojin@chinaduo.com

GUANGZHOU HUADUO NETWORK TECHNOLOGY CO., LTD.
By:
Name: LI Xueling
Capacity: Legal Representative
Affix Seal:

Address: 4/F, No. 44/46 Jianzhong Road, Tian He District, Guangzhou, Guangdong Province, PRC
Post Code: 510660

Attention: LI Xueling

E-mail: lixueling@chinaduo.com

BEIJING TUDA TECHNOLOGY CO., LTD
By:
Name: CAO Jin
Capacity: Legal Representative
Affix Seal:

Address: Room 1506, B, Huizhi Tower, No. 9, Xueqing Road, Haidian District, Beijing, PRC

E-mail: caojin@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

KEY HOLDERS:

LI Xueling

Address: No. 33 Xuesha Road, Zonglu Tan, Lijiang Garden, Panyuan District, Guangzhou, PRC

E-mail: lixueling@chinaduo.com

LEI Jun

Address: Room 19E, Block A, Hua Ting Jia Yuan, Bei Si Huan Zhong Lu, Chao Yang District, Beijing, PRC

E-mail: leijun@gmail.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

KEY HOLDERS:

LI Xueling

Address: No. 33 Xuesha Road, Zonglu Tan, Lijiang Garden, Panyuan District, Guangzhou, PRC

E-mail: lixueling@chinaduo.com

LEI Jun

Address: Room 19E, Block A, Hua Ting Jia Yuan, Bei Si Huan Zhong Lu, Chao Yang District, Beijing PRC

E-mail: leijun@gmail.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

KEY HOLDERS:

CAO Jin

Address: 6-1-301, Guanjingli, Hongqi South Road, Nankai District, Tianjin, PRC.

E-mail: caojin@chinaduo.com

ZHAO Bin

Address: 6-2-501, Jiefangdongyuan, No. 55, Dongxi, Luoyang, Henan, PRC

E-mail: zhaobin@chinaduo.com

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

INVESTOR:

STEAMBOAT VENTURES ASIA, L.P.

By:	Steamboat Ventures Asia Manager, L.P.
Its:	General Partner

By:	Steamboat Ventures Asia GP, Ltd.
Its:	General Partner

By:
Name and Capacity: Daniel L. Beldy, Director

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

INVESTOR:
For and on behalf of FAVOR STAR LIMITED

By:
Name: Rayrnond Long Sing Tang/Louise Mary Garbarino
Capacity: Authorized Signatures

Address: c/o 22/F Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong

Attention: Alice Li

E-mail: alice.li@springfld.com/lgarbarino@thc-mgt.mc

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

INVESTOR:

MORNINGSIDE CHINA TMT FUND I, L.P., a Cayman Islands exempted limited partnership,

By: MORNINGSIDE CHINA TMT GP, L.P., a
Cayman Islands exempted limited partnership, its general partner,

By: TMT GENERAL PARTNER LTD., a
Cayman Islands limited company, its general partner

Director/Authorized Signatory
Date:

Signatory Page

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

INVESTORS:

GRANITE GLOBAL VENTURES III L.P.

By:	Granite Global Ventures III L.L.C., its General Partner

By:
Name: Hany Nada
Capacity: Managing Director

Address: 2494 Sand Hill Road, Suite 100,
Menlo Park, CA 94025 USA

Attention:

E-mail: hnada@ggvc.com

GGV III ENTREPRENEURS FUND L.P.

By:	Granite Global Ventures III L.L.C., its General Partner

By:
Name: Hany Nada
Capacity: Managing Director

Address: 2494 Sand Hill Road, Suite 100,
Menlo Park, CA 94025 U.S.A.

Attention:

E-mail: hnada@ggvc.com

Signatory Page

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the day and year herein above first written.

INVESTOR:

TIGER GLOBAL SIX YY HOLDINGS

By:
Name: Moussa Taujoò
Capacity: Director

Address: Tiger Global Mauritius Office, TwentySeven, Cybercity, Ebene, Mauritius

Attention: Moussa Taujoo

E-mail: mataujoo@tigerglobal.com

Signatory Page

Execution Version

EXHIBIT A

KEY HOLDERS

Name of the Key Holder	Passport/ID No.
LI Xueling	640204197410230034
LEI Jun	11010819691216311X
ZHAO Bin	110108710130183
CAO Jin	120104197211114332

Exhibit A

Execution Version

EXHIBIT B

SERIES A INVESTORS

Name of the Series A Investor
Favor Star Limited
Morningside China TMT Fund I, L.P.

Exhibit B

Execution Version

EXHIBIT C

SERIES B INVESTORS

Name of the Series B Investor
Morningside China TMT Fund I, L.P.
Steamboat Ventures Asia, L.P.

Exhibit C

Execution Version

EXHIBIT D

SERIES C INVESTORS

Name of the Series C Investor
Morningside China TMT Fund I, L.P.
Steamboat Ventures Asia, L.P.
Granite Global Ventures III L.P.
GGV III Entrepreneurs Fund L.P.

Exhibit D

SASMF

EXHIBIT E

KEY EMPLOYEES

Name of the Key Employee	PRC Identity Card No.
LI Xueling	640204197410230034
CAO Jin	120104197211114332
ZHAO Bin	110108710130183

Exhibit E